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                                                                     Exhibit 4.2


                           FORM OF EXCHANGE DEBENTURE


         [IF THE SECURITY IS A GLOBAL SECURITY, INSERT: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS (A) THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND (B) ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
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No. E _____                                                           CUSIP No.

                            ORION CAPITAL CORPORATION
                       8.73% EXCHANGE JUNIOR SUBORDINATED
                          DEFERRABLE INTEREST DEBENTURE
                               DUE JANUARY 1, 2037


            Orion Capital Corporation, a Delaware corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to_________________________ or registered assigns, the principal sum of
_______________ ($        ) Dollars on January 1, 2037 (the "Stated Maturity"),
unless the Stated Maturity is shortened under certain circumstances described herein or this Debenture is previously prepaid, and to pay interest on the outstanding principal amount hereof from January 13, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on January 1 and July 1 of each year, commencing July 1, 1997, at the rate of 8.73% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than 6 months, the actual months elapsed and the actual days elapsed in a partial month in such period. In the event that any date on which the principal of (or premium, if any) or interest on this Security is payable is not a Business Day, then payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

            The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest


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installment, which shall be the 15th day preceding the relevant interest payment date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            The principal of (and premium, if any) and interest on this Security shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by
(i) check mailed to the holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Security is The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust dated as of January 13, 1997, or a successor Property Trustee (the "Property Trustee"), the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by the Property Trustee.

            The indebtedness evidenced by this Security is unsecured and, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by



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his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

            This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

            The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this instrument to he executed.


ORION CAPITAL CORPORATION



By:_______________________________

Name:

Title:

Attest:


By:_______________________________
   Name:
   Title:





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                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities referred to in the within-mentioned Indenture.


Dated _______________________________

THE BANK OF NEW YORK, as Trustee


By: _______________________________
    Authorized Signatory






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                          (FORM OF REVERSE OF SECURITY)

            This Security is one of the Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of January 13, 1997 (the "Indenture"), duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

            Upon the occurrence and continuation of a Special Event, the Company shall have the right to prepay this Security in whole (but not in part) at the Special Event Prepayment Price. "Special Event Prepayment Price" shall mean, with respect to any prepayment of the Securities following a Special Event, an amount in cash equal to the greater of (i) 100% of the principal amount to be prepaid or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest thereon to January 1, 2007, the first day on which this Security is subject to optional prepayment, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, for any period less than 6 months, the actual months elapsed and the actual days elapsed in a partial month in such period) at the Adjusted Treasury Rate, plus, in each case, any accrued and unpaid interest thereon, including Compounded Interest, Additional Interest and Additional Sums, if any, to the date of such prepayment.

            In addition, the Company shall have the right to prepay this Security, in whole or in part, at any time on or after January 1, 2007 (an "Optional Prepayment"), at the Optional Prepayment Price equal to the principal amount of this Security plus accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any) to the applicable date of prepayment.

            The Special Event Prepayment Price and the Optional Prepayment Price, as the case requires, shall be paid prior to 12:00 noon, New York time, on the date of such prepayment or at such earlier time as the Company determines, provided, that the Company shall deposit with the Trustee an amount sufficient to pay the applicable Prepayment Price by 10:00 a.m., New York City time, on the date such Prepayment Price



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is to be paid. Any prepayment pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice. If the Securities are only partially prepaid by the Company pursuant to an Optional Prepayment, the Securities to be prepaid will be chosen by lot or by any other method utilized by the Trustee; provided that, as to Securities registered as a Global Security at the time of prepayment, the Depositary shall determine the particular Securities to be prepaid in accordance with its procedures.

            In the event of prepayment of this Security in part only, a new Security or Securities for the unprepaid portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

            If a Tax Event occurs, then the Company will have the right, prior to the termination of the Trust, either (i) to shorten the Stated Maturity of this Security to the minimum extent, but not earlier than January 1, 2017, such that, in the written opinion of counsel experienced in such matters delivered to the Company, after shortening the Stated Maturity, interest paid on the Securities shall be deductible for federal income tax purposes or (ii) to prepay the Securities.

            In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in principal amount of the Securities at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of each holder of Securities then outstanding and affected thereby, (i) extend the Stated Maturity of any Securities, or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or reduce the rate or extend the time of payment of interest thereon (subject to Article XVI of the Indenture), or make the principal of, or interest or premium on, the Securities payable in any coin or



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currency other than U.S. dollars, or impair or affect the right of any holder of
Securities to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a Default in the payment of the principal of or premium, if any, or interest on any of the Securities or a Default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securities then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and of any Security issued in exchange heretofore or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.

            As long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period (an "Extension Period"), during which Extension Period no interest shall be due and payable, provided that no Extension Period may extend beyond the Stated Maturity of the Securities. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid, together with deferred interest thereon at the rate specified for the Securities (to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extension Period, the Company may further defer payments of interest by further extending such Extension Period, provided that such Extension



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Period, together with all such previous and further extensions within such
Extension Period, shall not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or extend beyond the Stated Maturity of the Securities. Upon the termination of any such Extension Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

            The Company has agreed that, if at any time (i) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Securities are held by Orion Capital Trust I, the Company shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee, or (iii) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period and any such extension shall be continuing, then the Company will not, and will not permit any Subsidiary to,

            (i) declare or pay any dividends or distributions on, or prepay, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock) (which includes common and preferred stock);

            (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or prepay any debt securities of the Company that rank pari passu with or junior in right of payment to the Securities; or

            (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities or any Subsidiary of the Company if such guarantee ranks pari passu or junior in right of payment to the Securities other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder rights plan, or the issuance of stock under any such plan in the future, or the prepayment or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, (d) as a direct result of, and



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only to the extent necessary to avoid the issuance of fractional shares of the
Company's capital stock following, a reclassification of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the exchange or conversion of such capital stock or the security being exchanged or converted, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans. None of the Company's Subsidiaries will be prohibited from declaring and paying cash distributions with respect to its capital stock or from making payments with respect to its debt securities.

            The Company will have the right at any time to dissolve Orion Capital Trust I and cause the Securities held by the Property Trustee to be distributed to the holders of the Trust Securities in liquidation of the Trust.

            The Securities are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

            Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and the registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the



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Security registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any registrar shall be affected by any notice to the contrary.

            No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

            All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.



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